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                                                                      EXHIBIT 23

                         INDEPENDENT AUDITORS' CONSENT

To the Partners of
TEPPCO Partners, L.P.:

We consent to the incorporation by reference in the registration statements
(No. 33-81976) and (No. 333-74286) on Form S-3 and the registration statement (No. 333-82892) on Form S-8 of TEPPCO Partners, L.P. of our report dated January 17, 2002, with respect to the consolidated balance sheets of TEPPCO Partners, L.P. as of December 31, 2001 and 2000 and the related consolidated statements of income, partners' capital and cash flows for each of the years in the three-year period ended December 31, 2001, which report appears in the December 31, 2001 annual report on Form 10-K of TEPPCO Partners, L.P.

Our report on the consolidated financial statements refers to a change in the method of accounting for derivative financial instruments and hedging activities and the adoption of Statement of Financial Accounting Standards ("SFAS") No. 141, Business Combinations and certain provisions of SFAS No. 142, Goodwill and Other Intangible Assets in 2001.


                                                      KPMG LLP

Houston, Texas
March 14, 2002